Exhibit 4.1

NUMBER		shares
FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

Spectrum Brands Holdings, Inc.

See Reverse for Certain Definitions

TOTAL AUTHORIZED ISSUE SHARES $0.01 PAR VALUE COMMON STOCK

This is to Certify that	SPECIMEN	is the owner of

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers.
Dated

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF TRANSFERS MIN ACT-		Custodian
			(Cust)		(Minor)
TEN ENT	- as tenants by the entireties	under Uniform Transfers to Minors Act.
(State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list

For value received __________ hereby sell, assign, and transfer unto
PLEASE  INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.